Exhibit 99.2



























Interim Consolidated Financial Statements
Lavalife Inc.
Unaudited
March 31, 2004


                                                             Lavalife Inc.
                                                Incorporated under the laws of Ontario
                                                  INTERIM CONSOLIDATED BALANCE SHEETS
                                                              [Unaudited]


                                                                         March 31,                 September 30,
                                                                          2004                         2003
                                                                            $                            $
-------------------------------------------------------------------------------------------------------------------
ASSETS
Current
Cash and cash equivalents                                                 4,271,165                  18,450,937
Accounts receivable                                                       2,026,723                   1,680,788
Income taxes receivable                                                     364,270                   1,300,000
Prepaid expenses and deposits                                             3,208,194                   3,273,517
Future tax assets                                                         6,186,303                   5,334,375
-------------------------------------------------------------------------------------------------------------------
Total current assets                                                     16,056,655                  30,039,617
-------------------------------------------------------------------------------------------------------------------
Capital assets, net                                                      15,233,696                  15,738,092
Share purchase loans                                                              -                      46,478
Deferred charges, net                                                     3,807,396                      49,443
Intangible assets                                                            37,688                           -
Future tax assets                                                                 -                           -
-------------------------------------------------------------------------------------------------------------------
                                                                         35,135,435                  45,873,630
===================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities                                 10,958,567                   9,885,844
Income and other taxes payable                                            1,891,716                   3,936,358
Deferred revenue                                                          3,960,592                   3,297,322
-------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                16,810,875                  17,119,524
-------------------------------------------------------------------------------------------------------------------
Liability component of convertible
   preferred shares                                                      19,221,833                  18,133,805
Future tax liabilities                                                    1,284,610                   1,104,897
-------------------------------------------------------------------------------------------------------------------
Total liabilities                                                        37,317,318                  36,358,226
-------------------------------------------------------------------------------------------------------------------
Commitments [note 3]

Shareholders' equity
Share capital                                                            10,434,634                  18,128,325
Currency translation adjustment                                           1,001,430                   1,072,414
Deficit                                                                 (13,617,947)                 (9,685,335)
-------------------------------------------------------------------------------------------------------------------
Total shareholders' equity                                               (2,181,883)                  9,515,404
-------------------------------------------------------------------------------------------------------------------
                                                                         35,135,435                  45,873,630
===================================================================================================================

See accompanying notes


                                                             Lavalife Inc.

                                               INTERIM CONSOLIDATED STATEMENTS OF INCOME
                                                              [Unaudited]





                                                        Three months ended                Six months ended
                                                     --------------------------   -----------------------------
                                                      March 31,       March 31,      March 31,       March 31,
                                                      2004             2003            2004           2003
                                                        $                $               $              $
---------------------------------------------------------------------------------------------------------------
Sales                                                23,222,355     25,873,268       46,322,678     53,025,309
Cost of services sold                                 4,879,238      3,725,324        8,227,483      7,504,819
---------------------------------------------------------------------------------------------------------------
Gross profit                                         18,343,117     22,147,944       38,095,195     45,520,490
---------------------------------------------------------------------------------------------------------------

Expenses
Salaries and benefits                                 5,797,435      5,068,852       10,847,622      9,954,517
Selling, office and general                          11,611,831     13,375,771       23,710,694     27,427,408
Amortization                                          1,712,416      1,308,940        2,911,394      2,686,592
Accretion of liability component
     of convertible preferred shares                    544,014        485,727        1,088,028        971,454
Other (income) expense                                 (895,509)       715,972         (503,093)     1,018,899
Interest income                                        (163,857)      (132,021)        (334,762)      (255,841)
Interest expense                                              -         29,484                -         92,182
---------------------------------------------------------------------------------------------------------------
Total expenses                                       18,606,330     20,852,725       37,719,883     41,895,211
---------------------------------------------------------------------------------------------------------------
(Loss) income before income taxes                      (263,213)     1,295,219          375,312      3,625,279
---------------------------------------------------------------------------------------------------------------
Provision for (recovery of)
   income taxes
   Current                                           (1,222,940)        47,914       (1,313,009)       390,638
   Future                                             1,432,325        436,480        1,640,550      1,550,480
---------------------------------------------------------------------------------------------------------------
                                                        209,385        484,394          327,541      1,941,118
---------------------------------------------------------------------------------------------------------------
Net (loss) income for the period                       (472,598)       810,825           47,771      1,684,161
===============================================================================================================

See accompanying notes



                                                             Lavalife Inc.

                                              INTERIM CONSOLIDATED STATEMENTS OF DEFICIT
                                                              [Unaudited]


                                                          Three months ended               Six months ended
                                                      ---------------------------  -----------------------------
                                                        March 31,      March 31,        March 31,      March 31,
                                                         2004            2003             2004           2003
                                                           $               $                $              $
----------------------------------------------------------------------------------------------------------------
Deficit, beginning of period                          (9,180,874)    (13,448,446)     (9,685,335)   (14,316,784)
Premium paid on cancellation of
   Class A common shares
   and stock options                                  (5,036,912)        (70,617)     (5,052,820)       (75,615)
Premium paid on cancellation of
   Series A warrants                                    (761,751)              -        (761,751)             -
Income tax benefit on stock option
   Redemption                                          1,834,188               -       1,834,188              -
Net income for the period                               (472,598)        810,825          47,771      1,684,161
----------------------------------------------------------------------------------------------------------------
Deficit, end of period                               (13,617,947)    (12,708,238)    (13,617,947)   (12,708,238)
================================================================================================================
See accompanying notes



                                                             Lavalife Inc.

                                             INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                              [Unaudited]





                                                                                  Six months ended
                                                                          --------------------------------------
                                                                            March 31,            March 31,
                                                                              2004                 2003
                                                                                $                    $
----------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income for the period                                                     47,771             1,684,161
Add (deduct) items not affecting cash
   Amortization                                                            2,911,394             2,686,592
   Future tax assets                                                        (725,861)            1,550,480
Accretion of liability component of convertible preferred shares           1,088,028               971,454
Net change in non-cash working capital balances related to operations        381,696              (802,575)
----------------------------------------------------------------------------------------------------------------
Cash provided by operating activities                                      3,703,028             6,090,112
----------------------------------------------------------------------------------------------------------------


INVESTING ACTIVITIES
Purchase of capital assets                                                (2,408,852)           (2,516,903)
Purchase of intangible assets                                                (37,692)              (73,045)
----------------------------------------------------------------------------------------------------------------
Cash used in investing activities                                         (2,446,544)           (2,589,948)
----------------------------------------------------------------------------------------------------------------


FINANCING ACTIVITIES
Premium paid on cancellation of Class A common shares and stock options   (3,980,383)              (75,615)
Repayment of share purchase loans                                             46,478               198,064
Increase in deferred charges                                              (3,766,675)                    -
Repayment of promissory notes payable                                              -               (89,152)
Redemption of share capital                                               (7,693,691)              (17,245)
Return of capital                                                                  -           (16,951,767)
Issuance of share capital, net                                                     -             9,749,607
----------------------------------------------------------------------------------------------------------------
Cash used in financing activities                                        (15,394,271)           (7,186,108)
----------------------------------------------------------------------------------------------------------------

Effect of exchange rate changes on cash and cash equivalents                 (41,985)              245,734

Net decrease in cash and cash equivalents during the period              (14,179,772)           (3,440,210)
Cash and cash equivalents, beginning of period                            18,450,937            12,983,014
----------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                   4,271,165             9,542,804
================================================================================================================

See accompanying notes

1. BASIS OF PRESENTATION

The unaudited interim consolidated financial statements of Lavalife Inc. [the "Company"] have been prepared by management in accordance with Canadian generally accepted accounting principles ["Canadian GAAP"], which are in conformity, in all material respects, with United States generally accepted accounting principles ["U.S. GAAP"], except as described in note 4 to the unaudited interim consolidated financial statements.

The unaudited interim consolidated financial statements do not conform in all respects to the requirements of generally accepted accounting principles for annual financial statements. Accordingly, these unaudited interim consolidated financial statements should be read in conjunction with the 2003 annual consolidated financial statements.

In the opinion of management, the unaudited interim consolidated financial statements reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at March 31, 2004 and September 30, 2003 and the results of operations for the three and six months ended March 31, 2004 and 2003 and the cash flows for the six-month periods ended March 31, 2004 and 2003.

2. SIGNIFICANT ACCOUNTING POLICIES

These unaudited interim consolidated financial statements follow the same accounting policies and methods as the most recent annual consolidated financial statements.

3. COMMITMENTS

During the quarter ended December 31, 2003, the Company entered into a commitment until June 2005 with a marketing partner in the amount of approximately $15,300,000 [U.S. $11,500,000]. If certain minimum revenue thresholds are achieved, the contract may be extended to December 2006 for an additional $12,700,000 [U.S. $9,500,000].

4. RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Company's accounting policies as reflected in these unaudited interim consolidated financial statements do not materially differ from U.S. GAAP except for the following:

[a] Financial instruments

Under Canadian GAAP, the Company accounts for its convertible preferred shares in accordance with their substance and, as such, they are presented in the financial statements in their liability and equity components. The liability component is accreted to the face amount of the convertible preferred shares as interest expense. Financing costs associated with the convertible preferred shares have been allocated between the liability and equity components whereby those costs allocated to the liability component are recorded as deferred financing costs and those allocated to the equity component are recorded as a reduction of the carrying value of the equity component.

Under U.S. GAAP the convertible preferred shares are treated as mezzanine equity and the associated financing costs have been recorded as a reduction of the carrying value of the convertible preferred shares.

[b] Revenue recognition

Under U.S. GAAP, the Company has adopted the recommendations of Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements." Based on these recommendations, which require a more restrictive analysis of management's best estimates of deferred revenues, the Company defers revenue from the sale of voice-based meeting services based on usage and management's estimate that unused minutes aged less than one year will be used by customers. Revenue from web-based meeting services is deferred ratably over the estimated average expected usage of the customer.

[c] Intangible assets

Marketing costs related to launching new services are deferred until launch under Canadian GAAP. Under U.S. GAAP, these costs are expensed as incurred.

[d] Shareholder loans

The Company records loans to shareholders to purchase shares of the Company as receivables under Canadian GAAP. Under U.S. GAAP, these amounts are deducted from shareholders' equity.

[e] Stock based compensation

The Company's stock option plan allows for the redemption of the employees' vested options whereby the difference between the grant price and the market price is paid by the Company under certain conditions. Under Canadian GAAP, the Company records amounts paid on redemption as a direct charge to deficit. Under U.S. GAAP, Emerging Issues Task Force Abstract No. 00-23 requires that all options with such a feature be marked-to-market and the obligation be recognized through the income statement of the Company.

[f] Net income

The following table presents net income and earnings per share information under U.S. GAAP:

                                                             Three months ended           Six months ended
                                                          -------------------------  ----------------------------
                                                            March 31,    March 31,    March 31,        March 31,
                                                              2004         2003         2004             2003
                                                               $             $                             $
------------------------------------------------------------------------------------------------------------------
Net income/(loss) under Canadian GAAP                      (472,598)       810,825       47,771      1,684,161
Adjustments:
  Financial instruments [a]                                 548,377        490,090    1,096,754        980,180
  Revenue recognition [b]                                   994,204        230,983      534,706        376,876
  Intangible assets [c]                                     (12,677)        (3,232)     (37,688)       (73,045)
  Stock-based compensation [e]                               (3,274)       (70,067)     (15,859)       119,833
  Tax effect of above items                                (371,120)      (160,854)    (190,367)      (208,950)
------------------------------------------------------------------------------------------------------------------
Net income under U.S. GAAP                                  682,912      1,297,745    1,435,317      2,879,055
------------------------------------------------------------------------------------------------------------------

[g] Comprehensive income

Comprehensive income is measured in accordance with Statement of Financial Accounting Standards ["FAS"] No. 130, "Reporting Comprehensive Income." This standard defines comprehensive income as all charges to equity other than those resulting from investments by owners and distributions to owners. Comprehensive income is comprised of net income and other comprehensive income where other comprehensive income is the change in equity during the period that arises from transactions and other events that are related to non-owner sources. The concept of comprehensive income does not exist under Canadian GAAP.

The following table presents the unaudited interim consolidated statement of comprehensive income under U.S. GAAP:

                                                             Three months ended           Six months ended
                                                          -------------------------  --------------------------
                                                            March 31,   March 31,     March 31,       March 31,
                                                              2004        2003         2004             2003
                                                                $           $            $                $
---------------------------------------------------------------------------------------------------------------
Net income under U.S. GAAP                                  682,912     1,297,745     1,435,317      2,879,055
Foreign currency translation adjustment                    (105,962)      360,933       (70,984)       357,406
---------------------------------------------------------------------------------------------------------------
Comprehensive income                                        576,950     1,658,678     1,364,333      3,236,461
---------------------------------------------------------------------------------------------------------------

[h] Balance sheet

The following table indicates the significant items in the unaudited interim consolidated balance sheets that would have been affected had the unaudited interim consolidated financial statements been prepared under U.S. GAAP. The amounts under U.S. GAAP would be as follows:


                                                                                    March 31,      September 30,
                                                                                      2004             2003
                                                                                        $                $
----------------------------------------------------------------------------------------------------------------
Share purchase loans [d]-                                                                    -                -
Deferred charges [a]                                                                 3,766,675                -
Intangible assets [c]                                                                        -                -
Future tax assets                                                                    6,184,569        5,523,010
Accounts payable and accrued liabilites [e]                                         12,757,209       11,677,545
Deferred revenue [b]                                                                 3,960,592        3,832,029
Liability component of convertible preferred shares [a]                                      -                -
Mezzanine equity - convertible preferred shares [a]                                 24,741,300       24,741,300
Share capital [a] and [d]                                                              223,441        7,870,654
Currency translation adjustment [g]                                                          -                -
Deficit [f]                                                                        (10,805,006)      (8,268,855)
Accumulated comprehensive loss [g]                                                   1,001,430        1,072,414
----------------------------------------------------------------------------------------------------------------

5. SUBSEQUENT EVENTS

On March 3, 2004, the Company entered into a master transaction agreement with MemberWorks Incorporated to sell its assets and outstanding capital stock for approximately $152,500,000 in cash. The transaction was completed in April 2004. Following the consummation of the sale, the Company will operate as a wholly-owned subsidiary of MemberWorks Incorporated.